News Release FOR IMMEDIATE RELEASE DUKE REALTY REPORTS THIRD QUARTER 2021 RESULTS 9.8 Percent Increase to Quarterly Dividend 34.8 Percent Growth in Net Effective Rents on Quarterly Leasing Activity Significant Leasing in Development Pipeline with Expected Margin over 60 Percent 2021 Earnings and Development Guidance Increased (INDIANAPOLIS, October 27, 2021) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only logistics REIT, today reported results for the third quarter of 2021. "I am pleased to announce our third quarter operating results, which were highlighted by record cash rent growth and substantially elevated leasing volumes across our portfolio," said Jim Connor, Chairman and Chief Executive Officer. "We leased 9.5 million square feet during the quarter, an increase of 25 percent over the second quarter, of which 3.1 million square feet was speculative space in our development pipeline. Rent growth on second generation leasing was 34.8 percent growth in net effective rents and 21.9 percent growth on a cash basis. This quarter's rent growth is even more impressive when considering that second generation rent growth was only 25 percent in coastal Tier 1 markets compared to approximately 40 percent of our portfolio being concentrated in such markets. "Rental rate growth on new second generation leases combined with annual lease escalations generated 3.8 percent growth in same-property net operating income compared to the third quarter of 2020. Year to date same-property net operating income growth was 5.3 percent compared to the first nine months of 2020. This result is exceptionally strong when you consider occupancy in the same property portfolio was down 80 basis points from the record high level in the third quarter of 2020. "As a result of our strong third quarter performance and improved outlook for the remainder of the year, we are increasing our quarterly dividend and our earnings guidance, along with positively adjusting guidance for several other operational related metrics." Exhibit 99.1

"We generated significant proceeds from dispositions and contributions to unconsolidated joint ventures during the quarter, enabling us to pre-fund our near term development pipeline," stated Mark Denien, Executive Vice President and Chief Financial Officer. "A portion of these asset disposition proceeds were utilized in the previously announced early redemption of $250 million of unsecured notes that were scheduled to mature in April 2023, which will reduce our ongoing borrowing costs. At September 30, we also held $273 million of disposition proceeds in escrow for future 1031 exchanges that will be used to fund near term acquisitions. We finished the third quarter at a lower-than-targeted level of leverage and it is our near term intention to return to a leverage profile commensurate with recent leverage levels, which will provide a further source to fund our ongoing growth." Quarterly Highlights A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by Nareit, as well as to Core FFO, is included in the financial tables included in this release. • Net income was $1.30 per diluted share for the third quarter of 2021, compared to $0.19 per diluted share for the third quarter of 2020. Net income per diluted share for the quarter increased from the third quarter of 2020 due to higher gains on property sales and overall improved operating results, partially offset by increased losses on debt extinguishment and income tax expense. • FFO, as defined by Nareit, was $0.40 per diluted share for the third quarter of 2021, compared to $0.39 per diluted share for the third quarter of 2020. The increased FFO, as defined by Nareit, was primarily driven by rental rate growth and new developments being leased, partially offset by increased losses on debt extinguishment. • Core FFO was $0.46 per diluted share for the third quarter of 2021, compared to $0.40 per diluted share for the third quarter of 2020. The increased Core FFO per diluted share was primarily driven by rental rate growth and leasing of new developments. • Key indicators of the company's operating performance were as follows: – The company's stabilized in-service portfolio was 98.3 percent leased at September 30, 2021 compared to 98.2 percent leased at June 30, 2021 and 97.5 percent leased at September 30, 2020. – The company's total in-service portfolio was 97.6 percent leased at September 30, 2021 compared to 97.9 percent leased at June 30, 2021 and 97.1 percent leased at September 30, 2020. Duke Realty Reports Third Quarter 2021 Results October 27, 2021 Page 2 of 9

– The company's total portfolio, including properties under development, was 95.6 percent leased at September 30, 2021 compared to 94.6 percent leased at June 30, 2021 and 95.6 percent leased at September 30, 2020. – Tenant retention was 71.5 percent for the three months ended September 30, 2021 and 86.2 percent after considering immediate backfills. – Same-property net operating income growth on a cash basis was 3.8 percent and 5.3 percent for the three and nine month periods, respectively, ended September 30, 2021 compared to the same periods in 2020. Same-property net operating income growth for the quarter was primarily due to rental rate growth, partially offset by an 80 basis point decrease in occupancy within our same-property portfolio. – Total leasing activity was 9.5 million square feet for the quarter. – Overall cash and annualized net effective rent growth on new and renewal leases was 21.9 percent and 34.8 percent, respectively, for the quarter. • Capital transactions included: – Eight new development projects with expected costs of $349 million started during the quarter; – Income producing real estate acquisitions totaling $24 million for the quarter; – Building dispositions and unconsolidated joint venture contributions totaling $738 million for the quarter; – Extinguishment of $250 million of unsecured notes that bore interest at a 3.72 percent effective rate and were scheduled to mature in April 2023; – Issuance of 2.4 million common shares during the quarter, generating $123 million of net proceeds, under the company's ATM program at an average price of $51.62 per share. Real Estate Investment Activity "During the third quarter we closed on the previously announced sale of our St. Louis portfolio, as well as completing the contributions of the first and second tranches of assets to our newly formed 20 percent owned joint venture with CBRE Global Partners," said Nick Anthony, Executive Vice President and Chief Investment Officer. "We sold four additional properties in Indianapolis and Chicago. Our third quarter sales were executed at a combined in-place cap rate of 4.8 percent. The slightly higher cap rate on these sales was in large part driven by a high 5 percent range cap rate for the St. Louis portfolio, of which the pricing was impacted by potential rent roll-downs related to real estate tax abatement periods expiring in the near future. Duke Realty Reports Third Quarter 2021 Results October 27, 2021 Page 3 of 9

"We started eight development projects, with expected costs of $349 million, during the third quarter. Our team has continued to lease up our speculative projects successfully, as evidenced by stabilizing seven development projects during the quarter and increasing our development pipeline to 60 percent leased, from 49 percent leased at June 30, 2021, all while starting 1.5 million square feet of speculative developments during the third quarter. To put our track record of leasing our development projects in context, the $897 million of projects that we placed in service thus far this year increased from 39 percent leased when construction started to 90 percent leased when they were placed in service. Our ability to continue to quickly lease up speculative development projects will be a key contributor to our future growth. "If market fundamentals continue to remain strong, continued development plus growth in our core operations should support double digit annual FFO and AFFO growth. As a result of our positive outlook for earnings and cash flow growth, we are also pleased to increase our quarterly dividend from $0.255 per share to $0.28 per share. This 9.8 percent increase to our quarterly dividend is based on our expectation of continued cash flow growth allowing us to maintain more-than-adequate cash flow coverage to continue to grow our business." Development The third quarter included the following development activity: Consolidated Properties • The company started seven development projects, with expected costs of $306 million, totaling 1.4 million square feet. These development starts included three speculative projects in Southern California totaling 606,000 square feet; a 100 percent leased, 267,000 square foot project in Northern New Jersey; a 217,000 square foot speculative project in Northern New Jersey; a 113,000 square foot speculative project in Savannah and a 100 percent leased, 221,000 square foot, building expansion in Minneapolis. • Ten projects, totaling 4.6 million square feet, were placed in service during the third quarter that were comprised of three 100 percent leased projects in Southern California, totaling 1.6 million square feet; a 100 percent leased, 622,000 square foot project in Northern New Jersey; two projects in South Florida, which included a 501,000 square foot speculative project and a 100 percent leased 222,000 square foot project; a 100 percent leased, 517,000 square foot project in Columbus; a 100 percent leased, 432,000 square foot project in Dallas, a 190,000 square foot speculative project in Seattle and a 100 percent leased, 517,000 square foot project in Indianapolis that was sold shortly after completion. Duke Realty Reports Third Quarter 2021 Results October 27, 2021 Page 4 of 9

Unconsolidated Joint Venture Properties • A 575,000 square foot speculative development project was started in Columbus by a 50 percent-owned joint venture. Building Acquisition We acquired one 63,000 square foot building in Southern California for $24 million during the third quarter. Building Dispositions Building dispositions and unconsolidated joint venture contributions totaled $738 million in the third quarter and included the following: Consolidated Properties • Four buildings, which were 100 percent leased and totaled 2.6 million square feet, and two fully leased trailer storage lots in Baltimore, Atlanta and Chicago were contributed to a newly formed 20%-owned unconsolidated joint venture; • A portfolio of 14 buildings, which were 100 percent leased and totaled 4.3 million square feet, which represented the company's remaining holdings in St. Louis; • Three 100 percent leased buildings in Indianapolis, totaling 776,000 square feet; and • A 100 percent leased, 258,000 square foot building in Chicago. Distributions Declared The company's board of directors declared a quarterly cash distribution on its common stock of $0.28 per share, or $1.12 per share on an annualized basis. The third quarter dividend will be payable on November 30, 2021 to shareholders of record on November 16, 2021. 2021 Earnings Guidance A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by Nareit, and to Core FFO is included in the financial tables to this release. The company issued revised guidance for net income of $2.15 to $2.29 per diluted share, compared to the previous range of $2.13 to $2.39 per diluted share. "As the result of our exceptional performance thus far in 2021, we have revised our guidance in several areas," said Mr. Denien. "Our 2021 guidance for Core FFO has been revised to $1.71 to $1.75 per diluted share, compared to the previous range of $1.69 to $1.73 per diluted share. At the midpoint, this represents 13.8 percent growth over 2020. "Our increased guidance is the result of our strong leasing performance thus far, with total leasing volume of 24.6 million square feet for the first nine months of the year, which is especially impressive considering our already high level of occupancy. Our expectation is Duke Realty Reports Third Quarter 2021 Results October 27, 2021 Page 5 of 9

for continued strong leasing activity for the remainder of the year and minimal bad debt expense and tenant defaults. Accordingly, we have also revised our guidance for the average percentage leased of our stabilized portfolio to a range of 98.1 percent to 98.5 percent, compared to the previous range of 97.8 percent to 98.6 percent, and revised our guidance for the average percentage leased of our total in-service portfolio to a range of 97.5 percent to 97.9 percent, compared to the previous range of 97.1 percent to 97.9 percent. "These factors, along with strong rental rate growth on recently executed leases, resulted in revised guidance for growth in same-property net operating income (cash basis) to between 5.0 percent and 5.4 percent, compared to the previous range of 4.75 percent to 5.25 percent. We also increased our guidance for same-property net operating income (net effective basis) to between 4.0 percent and 4.4 percent, compared to the previous range of between 3.75 percent and 4.25 percent. "Our guidance for 2021 development starts has been revised to between $1.30 billion and $1.45 billion, compared to the previous range of $1.10 billion to $1.30 billion, with a continuing target to maintain the pipeline at a healthy level of pre-leasing. We have increased our guidance for development starts based on leasing success thus far, our expectation of continuing to lease speculative space as well as our solid pipeline of build- to-suit prospects." Other guidance changes are as follows: • Acquisitions of properties in a range of $450 million to $550 million, concentrated on coastal in-fill markets, compared to the previous range of between $350 million and $550 million. • General and administrative expenses ranging from $63 million to $67 million, compared to the previous range of between $61 million and $65 million. More specific assumptions and components of the company's 2021 guidance will be available by 6 p.m. Eastern Time today through the Investor Relations section of the company's website. FFO and AFFO Reporting Definitions FFO: FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit"). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business), gains and losses from change in control, impairment charges related to real estate assets (including real estate assets Duke Realty Reports Third Quarter 2021 Results October 27, 2021 Page 6 of 9

incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities, all net of related taxes. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core FFO: Core FFO is computed as FFO adjusted for certain items that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities, the expense impact of non-incremental costs attributable to successful leasing activities and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. Although our calculation of Core FFO differs from Nareit’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. AFFO: AFFO is defined by the company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. Same-Property Performance The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage. A reconciliation of income from continuing operations before income taxes to same- property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company’s same-property net operating income measure is included on page 19 of its September 30, 2021 supplemental information. About Duke Realty Corporation Duke Realty Corporation owns and operates approximately 160 million rentable square feet of industrial assets in 19 major logistics markets. Duke Realty Corporation is publicly Duke Realty Reports Third Quarter 2021 Results October 27, 2021 Page 7 of 9

traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com. Third Quarter Earnings Call and Supplemental Information Duke Realty Corporation is hosting a conference call tomorrow, October 28, 2021, at 3:00 p.m. ET to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website. Cautionary Notice Regarding Forward-Looking Statements This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions although not all forward looking statements may contain such words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all, and the company’s ability to retain current credit ratings; (iv) the company’s ability to raise capital by selling its assets; (v) the company’s continued qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; (vi) changes in governmental laws and regulations, including changes that may be forthcoming as a result of the change in administration in the U.S.; (vii) the level and volatility of interest rates and foreign currency exchange rates; (viii) valuation of joint venture investments; (ix) valuation of marketable securities and other investments, including volatility in the company’s stock price and trading volume; (x) valuation of real estate and other inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; (xi) increases in operating costs; (xii) changes in the dividend policy for the company’s common stock; (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants, as well as competition for tenants and potential decreases in property occupancy; (xiv) impairment charges, (xv) a failure or breach of our information technology systems networks or processes that could cause business disruptions or loss of confidential information; (xvi) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xvii) the effects of natural disasters, including floods, droughts, wind, tornadoes and hurricanes; (xviii) the impact of the COVID-19 pandemic on our business, our tenants and the economy in general, including the measures taken by governmental authorities to address it; and (xiv) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xviii). The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2020. Additional information concerning factors that could cause actual results to differ materially from those Duke Realty Reports Third Quarter 2021 Results October 27, 2021 Page 8 of 9

forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Contact Information: Investors: Ron Hubbard 317.808.6060 Media: Gene Miller 317.808.6195 Duke Realty Reports Third Quarter 2021 Results October 27, 2021 Page 9 of 9

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	**2021**	2020
Revenues:				
Rental and related revenue	**$ 256,815**	$ 235,391	**$ 768,965**	$ 680,520
General contractor and service fee revenue	**23,550**	26,637	**72,384**	46,388
	280,365	262,028	**841,349**	726,908
Expenses:				
Rental expenses	**19,766**	20,231	**66,411**	56,631
Real estate taxes	**39,972**	37,027	**122,510**	110,517
General contractor and other services expenses	**19,040**	24,604	**62,569**	41,578
Depreciation and amortization	**88,033**	88,596	**273,335**	260,659
	166,811	170,458	**524,825**	469,385
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**2,966**	4,023	**29,824**	8,958
Gain on sale of properties	**439,212**	10,968	**555,755**	19,905
Gain on land sales	**1,653**	2,346	**12,791**	8,551
Other operating expenses	**(1,290)**	(1,772)	**(2,773)**	(4,430)
Impairment charges	**—**	—	**—**	(5,626)
Non-incremental costs related to successful leases	**(3,334)**	(4,058)	**(10,319)**	(10,617)
General and administrative expenses	**(14,152)**	(11,439)	**(54,248)**	(46,808)
	425,055	68	**531,030**	(30,067)
Operating income	**538,609**	91,638	**847,554**	227,456
Other income (expenses):				
Interest and other income, net	**1,433**	32	**3,569**	1,643
Interest expense	**(20,003)**	(23,059)	**(63,582)**	(69,394)
Loss on debt extinguishment	**(13,893)**	(120)	**(17,901)**	(32,898)
Gain on involuntary conversion	**—**	3,029	**3,222**	4,312
Income from continuing operations, before income taxes	**506,146**	71,520	**772,862**	131,119
Income tax (expense) benefit	**(6,381)**	956	**(15,237)**	1,166
Income from continuing operations	**499,765**	72,476	**757,625**	132,285
Discontinued operations:				
Gain on sale of properties	**—**	40	**—**	111
Income from discontinued operations	**—**	40	**—**	111
Net income	**499,765**	72,516	**757,625**	132,396
Net income attributable to noncontrolling interests	**(4,948)**	(693)	**(7,629)**	(1,297)
Net income attributable to common shareholders	**$ 494,817**	$ 71,823	**$ 749,996**	$ 131,099
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 1.30**	$ 0.19	**$ 1.99**	$ 0.35
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 1.30**	$ 0.19	**$ 1.98**	$ 0.35

Duke Realty Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited and in thousands) September 30, 2021 December 31, 2020 ASSETS Real estate investments: Real estate assets $ 9,104,690 $ 8,745,155 Construction in progress 617,887 695,219 Investments in and advances to unconsolidated joint ventures 166,272 131,898 Undeveloped land 331,293 291,614 10,220,142 9,863,886 Accumulated depreciation (1,659,068) (1,659,308) Net real estate investments 8,561,074 8,204,578 Real estate investments and other assets held-for-sale 198,914 67,946 Cash and cash equivalents 9,874 6,309 Accounts receivable 12,323 15,204 Straight-line rent receivable 162,918 153,943 Receivables on construction contracts, including retentions 96,164 30,583 Deferred leasing and other costs, net 328,973 329,765 Restricted cash held in escrow for like-kind exchange 273,413 47,682 Other escrow deposits and other assets 404,724 255,384 $ 10,048,377 $ 9,111,394 LIABILITIES AND EQUITY Indebtedness: Secured debt, net of deferred financing costs $ 60,529 $ 64,074 Unsecured debt, net of deferred financing costs 3,138,926 3,025,977 Unsecured line of credit 156,000 295,000 3,355,455 3,385,051 Liabilities related to real estate investments held-for-sale 12,243 7,740 Construction payables and amounts due subcontractors, including retentions 157,693 62,332 Accrued real estate taxes 104,123 76,501 Accrued interest 21,674 18,363 Other liabilities 295,061 269,806 Tenant security deposits and prepaid rents 57,745 57,153 Total liabilities 4,003,994 3,876,946 Shareholders' equity: Common shares 3,807 3,733 Additional paid-in capital 6,046,397 5,723,326 Accumulated other comprehensive loss (28,900) (31,568) Distributions in excess of net income (71,005) (532,519) Total shareholders' equity 5,950,299 5,162,972 Noncontrolling interests 94,084 71,476 Total equity 6,044,383 5,234,448 $ 10,048,377 $ 9,111,394

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended September 30,

(Unaudited and in thousands, except per share amounts)

	2021			2020		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 494,817**			**$ 71,823**		
Less dividends on participating securities	(298)			(352)		
Net income per common share-basic	**494,519**	**379,220**	**$ 1.30**	**71,471**	**371,082**	**$ 0.19**
Add back:						
Noncontrolling interest in earnings of unitholders	4,848	3,761		638	3,330	
Other potentially dilutive securities	298	1,643		—	422	
Net income attributable to common shareholders-diluted	**$ 499,665**	**384,624**	**$ 1.30**	**$ 72,109**	**374,834**	**$ 0.19**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 494,817**	**379,220**		**$ 71,823**	**371,082**	
Adjustments:						
Depreciation and amortization	88,033			88,596		
Depreciation, amortization and other - unconsolidated joint ventures	2,241			2,259		
Gain on sales of properties	(439,212)			(11,008)		
Gain on land sales	(1,653)			(2,346)		
Income tax expense (benefit) not allocable to FFO	6,381			(956)		
Gain on sales of real estate assets - unconsolidated joint ventures	29			(1,095)		
Noncontrolling interest share of adjustments	3,380			(671)		
Nareit FFO attributable to common shareholders - basic	**154,016**	**379,220**	**$ 0.41**	**146,602**	**371,082**	**$ 0.40**
Noncontrolling interest in income of unitholders	4,848	3,761		638	3,330	
Noncontrolling interest share of adjustments	(3,380)			671		
Other potentially dilutive securities		1,643			1,833	
Nareit FFO attributable to common shareholders - diluted	**$ 155,484**	**384,624**	**$ 0.40**	**$ 147,911**	**376,245**	**$ 0.39**
Gain on involuntary conversion	—			(3,029)		
Loss on debt extinguishment	13,893			120		
Non-incremental costs related to successful leases	3,334			4,058		
Overhead restructuring charges	3,463			—		
Core FFO attributable to common shareholders - diluted	**$ 176,174**	**384,624**	**$ 0.46**	**$ 149,060**	**376,245**	**$ 0.40**
AFFO						
Core FFO - diluted	$ 176,174	384,624	$ 0.46	$ 149,060	376,245	$ 0.40
Adjustments:						
Straight-line rental income and expense	(8,535)			(7,796)		
Amortization of above/below market rents and concessions	(4,084)			(1,836)		
Stock based compensation expense	2,523			2,736		
Noncash interest expense	2,327			2,463		
Second generation concessions	(653)			(58)		
Second generation tenant improvements	(8,162)			(3,685)		
Second generation leasing costs	(7,050)			(5,623)		
Building improvements	(1,409)			(413)		
AFFO - diluted	**$ 151,131**	**384,624**		**$ 134,848**	**376,245**

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Nine Months Ended September 30,

(Unaudited and in thousands, except per share amounts)

	2021			2020		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 749,996**			**$ 131,099**		
Less dividends on participating securities	(1,033)			(1,064)		
Net income per common share-basic	**748,963**	**376,323**	**$ 1.99**	**130,035**	**369,375**	**$ 0.35**
Add back:						
Noncontrolling interest in earnings of unitholders	7,347	3,702		1,164	3,296	
Other potentially dilutive securities	1,033	1,786		—	420	
Net income attributable to common shareholders-diluted	**$ 757,343**	**381,811**	**$ 1.98**	**131,199**	**373,091**	**$ 0.35**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 749,996**	**376,323**		**$ 131,099**	**369,375**	
Adjustments:						
Depreciation and amortization	273,335			260,659		
Depreciation, amortization and other - unconsolidated joint ventures	6,510			6,759		
Gain on sales of properties	(555,755)			(20,016)		
Gain on land sales	(12,791)			(8,551)		
Income tax expense (benefit) not allocable to FFO	15,237			(1,166)		
Impairment Charges	—			5,626		
Gain on sales of real estate assets - unconsolidated joint ventures	(20,079)			(787)		
Noncontrolling interest share of adjustments	2,860			(2,144)		
Nareit FFO attributable to common shareholders - basic	**459,313**	**376,323**	**$ 1.22**	**371,479**	**369,375**	**$ 1.01**
Noncontrolling interest in income of unitholders	7,347	3,702		1,164	3,296	
Noncontrolling interest share of adjustments	(2,860)			2,144		
Other potentially dilutive securities		1,786			1,821	
Nareit FFO attributable to common shareholders - diluted	**$ 463,800**	**381,811**	**$ 1.21**	**$ 374,787**	**374,492**	**$ 1.00**
Gain on involuntary conversion	(3,222)			(4,312)		
Loss on debt extinguishment - including share of unconsolidated joint venture	17,964			32,898		
Non-incremental costs related to successful leases	10,319			10,617		
Overhead restructuring charges	3,463			2,063		
Core FFO attributable to common shareholders - diluted	**$ 492,324**	**381,811**	**$ 1.29**	**$ 416,053**	**374,492**	**$ 1.11**
AFFO						
Core FFO - diluted	$ 492,324	381,811	$ 1.29	$ 416,053	374,492	$ 1.11
Adjustments:						
Straight-line rental income and expense	(23,739)			(15,934)		
Amortization of above/below market rents and concessions	(9,550)			(5,934)		
Stock based compensation expense	22,527			20,335		
Noncash interest expense	7,074			6,896		
Second generation concessions	(2,289)			(394)		
Second generation tenant improvements	(16,689)			(10,073)		
Second generation leasing costs	(23,819)			(14,126)		
Building improvements	(4,527)			(1,306)		
AFFO - diluted	**$ 441,312**	**381,811**		**$ 395,517**	**374,492**

Duke Realty Corporation and Subsidiaries Reconciliation of Same Property Net Operating Income Growth (Unaudited and in thousands) Three Months Ended September 30, 2021 September 30, 2020 Income from continuing operations before income taxes $ 506,146 $ 71,520 Share of same property NOI from unconsolidated joint ventures 5,503 5,625 Income and expense items not allocated to segments (304,731) 108,318 Earnings from service operations (4,510) (2,033) Properties not included and other adjustments (41,761) (28,593) Same property NOI - Cash Basis $ 160,647 $ 154,837 Percent Change 3.8 % Nine Months Ended September 30, 2021 September 30, 2020 Income from continuing operations before income taxes $ 772,862 $ 131,119 Share of same property NOI from unconsolidated joint ventures 16,851 16,282 Income and expense items not allocated to segments (183,422) 386,408 Earnings from service operations (9,815) (4,810) Properties not included and other adjustments (120,741) (77,041) Same property NOI - Cash Basis $ 475,735 $ 451,958 Percent Change 5.3 % Duke Realty Corporation and Subsidiaries Reconciliation of 2021 FFO Per Diluted Share Guidance (Unaudited ) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 2.15 $ 2.29 Depreciation 0.97 0.93 Gains on land and property sales (1.48) (1.50) Share of joint venture adjustments (0.02) (0.04) Nareit FFO attributable to common shareholders - diluted $ 1.62 $ 1.68 Loss on debt extinguishment 0.05 0.05 Non-incremental costs related to successful leases 0.04 0.03 Other reconciling items — (0.01) Core FFO attributable to common shareholders - diluted $ 1.71 $ 1.75